UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2006

VCampus Corporation

(Exact name of registrant as specified in its charter)

000-21421	Delaware	54-1290319
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 25, 2006, VCampus Corporation entered into an amended and restated employment agreement with Christopher L. Nelson, its Chief Financial Officer, to provide for the terms of his continued employment by the company in a part-time capacity.  The effective date of the agreement is October 1, 2006.  Under the new agreement, a copy of which is attached hereto as Exhibit 10.123, Mr. Nelson will continue in his capacity as the company’s Chief Financial Officer through the term of the prior agreement, which expires, subject to renewal upon agreement by both parties, in May 2007.  Mr. Nelson’s annualized base salary for this position is $73,333.  Mr. Nelson will remain eligible for a performance bonus for 2006 of between $30,000 and $50,000, as determined in the discretion of the Board.  In the event Mr. Nelson is terminated without cause during the term of the agreement, VCampus is obligated under his employment agreement to continue paying him his base salary for the remaining balance of the term.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits

10.123	Amended and Restated Employment Agreement with Christopher L. Nelson dated effective as of October 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: October 27, 2006
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer